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                                                                     EXHIBIT 4.6

                               SECOND AMENDMENT
                                    TO THE
                         SHAREHOLDER RIGHTS AGREEMENT


     THIS AMENDMENT (this "Amendment") is made and entered into as of the 1/st/
                           ---------
day of September, 2000 by and between Fiserv, Inc., a Wisconsin corporation (the "Company"), and EquiServe Limited Partnership, a division of First Chicago Trust
 -------
Company of New York (the "Rights Agent").
                          ------------

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Company and the Rights Agent are parties to that Shareholders Rights Agreement dated as of February 23, 1998 and amended as of December 1, 1999 (the "Agreement");
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     WHEREAS, pursuant to the provisions of Section 5.9 of the Agreement the
Company may amend any term, provision or condition of the Agreement prior to the "Distribution Date" (as such term is defined in the Agreement);

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to provide the Board of Directors of the Company with the authority granted to "Disinterested Directors" by the Agreement and to delete all references to "Disinterested Directors";

     WHEREAS, pursuant to the provisions of Section 5.9 of the Agreement, an appropriate officer of the Company has delivered a Certificate of Amendment (attached as Exhibit A hereto), to the Rights Agent stating that the terms of this Amendment are in compliance with the terms of Section 5.9 of the Agreement; and

     WHEREAS, pursuant to the provisions of Section 5.9, the Rights Agent is required to execute this Amendment upon receipt of the Certificate of Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows.

                              A G R E E M E N T:
                              -----------------

     1.   Amendments to the Agreement.
          ---------------------------

          a. Section 1.1(h) of the Agreement is hereby deleted in its entirety and replaced with the following:

          "(h) [Reserved]."
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          b.   Section 1.1(l) of the Agreement is hereby deleted in its entirety and replaced with the following:

          "(l) "Permitted Offer" shall mean any tender or exchange offer for
                ---------------
all of the outstanding shares of Common Stock of the Company at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board who are not officers of the Company to be appropriate (taking into account all factors which such Board members deem relevant, including, without limitation, prices reasonably obtainable if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its shareholders (other than the Person or any Affiliate or Associate thereof on whose behalf or for whose benefit such tender or exchange offer is being made)."

          c. Section 1.1(s) of the Agreement is hereby deleted in its entirety and replaced with the following:

          "(s) "Share Acquisition Date" shall mean the first date on which
                ----------------------
there shall be, as determined by a majority of members of the Board in their sole discretion, a public announcement (which shall include, without limitation, any press release or publicly available filing with the Securities and Exchange Commission or any other federal or state governmental authority or agency) by the Company or any Person that such Person has become an Acquiring Person."

          d. Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

     "3.1 Flip-In.
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          (a)  For purposes of this Article III, the "Product" shall be defined
                                                      -------
as the product of the then current Exercise Price and the number of one one-hundredths of a Preferred Share for which such Right was exercisable prior to such occurrence.

         (b) Subject to Section 3.2, promptly upon the occurrence of an event described in (i), (ii) or (iii) below (where each event shall be referred to herein as a "Flip-In Event") proper provision shall be made so that the
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registered holder of each Right, except as otherwise provided in Section 2.5(c), shall thereafter have the right to receive, upon exercise thereof and payment of the Product, in accordance with this Agreement, in lieu of Preferred Shares, the number of shares of Common Stock determined dividing the Product by 50% of the Fair Market Value of one share of Common Stock on the date of such occurrence:

               (i)  The occurrence of a Share Acquisition Date;

               (ii) The commencement by any Person (other than an Exempt
     Person) of, or the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer if, upon the consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding; provided, however, that if any such tender or exchange offer is

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     cancelled, terminated or otherwise withdrawn prior to the Distribution Date without the purchase of any Common Stock pursuant thereto, such offer shall be deemed never to have been commenced or publicly announced; or

               (iii) At least a majority of the members of the Board who are not officers of the Company shall declare that any Person is an "Adverse
                                                                      -------
     Person."  A Person may be declared as an Adverse Person if it is determined
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     by at least a majority of the members of the Board who are not officers of the Company after reasonable inquiry and investigation (including such consultation, if any, with such Person as such members of the Board shall deem appropriate) that a Person, either alone or with its Affiliates and Associates, has become the Beneficial Owner of 10% or more of the outstanding shares of Common Stock of the Company and that:

                         (A) such Beneficial Ownership by such Person is intended to cause, is reasonably likely to cause or will cause the Company to repurchase the shares of Common Stock Beneficially Owned by such Person (and/or its Affiliates and Associates) or the Company to take other action or enter into one or a series of related transactions which would provide such Person (and/or its Affiliates and Associates) with short-term financial gain under circumstances which would not be, in the judgment of such members of the Board, in the best long-term interests of the Company and its shareholders, or

                         (B) such Beneficial Ownership is having or reasonably likely to have a material adverse effect (including, but not limited to, impairment of the Company's relationships with customers or its ability to maintain its competitive position) on the business or prospects of the Company (provided, however, that such members of the Board may determine not to declare a Person to be an Adverse Person if, prior to the time that such Person acquired 10% or more of the then outstanding shares of Common Stock of the Company, such Person provides a written statement of its purposes and intentions in connection with its proposed acquisition of such shares of Common Stock, together with any other information reasonably requested of such Person by such members of the Board, and such members of the Board, based on such written statement and information and such further inquiry and investigation as such members of the Board shall deem necessary or appropriate, notify such Person in writing that such Person will not then be declared to be an Adverse Person.

The members of the Board may expressly condition in any manner their determination not to declare a Person to be an Adverse Person in such respects as they deem appropriate, including,

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without limitation, such Person's not acquiring more than a specified amount or percentage of the Company's then outstanding capital stock or other securities and/or such Person's not taking actions inconsistent with the purposes and intentions disclosed in its written statement provided to the Board.

           (c) No delay or failure by at least a majority of the members of the Board who are not officers of the Company to declare any Person to be an Adverse Person shall in any way waive or otherwise affect the power of such members of the Board thereafter to declare such Person to be an Adverse Person. In the event that at least a majority of such members of the Board should at any time determine, after reasonable inquiry and investigation, including such consultation, if any, with such Person as such members of the Board shall deem necessary or appropriate, that such Person has not met or complied with any condition specified by such members of the Board, such members of the Board may at any time thereafter declare such Person to be an Adverse Person.

           (d) In the event that there shall not be sufficient authorized and unissued or treasury shares of Common Stock to permit the exercise in full of the Rights in accordance with Section 3.1(b), the Company shall take all necessary action to authorize and reserve for issuance such number of additional shares of Common Stock as may from time to time be required to be issued upon the exercise in full of all outstanding Rights and, if necessary, shall use its best efforts to obtain shareholder approval thereof. Notwithstanding the preceding sentence, if at least a majority of the members of the Board shall determine that such action is necessary or appropriate and is not contrary to the best interests of the holders of the Rights or if a sufficient number of shares of Common Stock cannot be issued for such purpose in accordance with the provisions hereof, the Board may cause the Company, in lieu of issuing shares of Common Stock to distribute, upon the exercise of each Right, cash, debt securities, shares of preferred stock of the Company, other property or any combination thereof, having an aggregate Fair Market Value equal to the Fair Market Value of the number of shares of Common Stock which otherwise would have been issuable. Any such decision by a majority of the Board must be made and publicly announced within 45 days after the occurrence of any Flip-In Event."

           e. Section 5.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

           "(a) The Board may, at its option, at any time prior to the earliest of the (i) Distribution Date, and (ii) the Final Expiration Date (where such date at which Rights are redeemed pursuant to this Section shall be referred to herein as the "Redemption Date"), redeem all, but not less than all, of the then
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outstanding Rights at a redemption price of $.01 per Right, as may be adjusted as provided in Section 5.1(f) (the "Redemption Price")."
                                    ----------------

           f. Section 5.1(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

           "(c) In considering whether to redeem the Rights, the Board may consider the best long and short term interests of the Company and its shareholders, including, without limitation, the effects of the redemption of the Rights upon employees, creditors, suppliers and customers of the Company or of its Subsidiaries and upon the communities in which offices or other

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establishments of the Company and such Subsidiaries are located and all other pertinent factors. The redemption of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish."

           g. Section 5.9 of the Agreement is hereby deleted in its entirety and replaced with the following:

     "5.9  Supplements and Amendments. Prior to the Distribution Date, but
           --------------------------
subject to the last sentence of this Section, the Company and the Rights Agent, if so directed in writing by the Company may supplement or amend any term, provision or condition of this Agreement, without the approval of the registered holders of the stock certificates representing the Common Stock and the Rights. From and after the Distribution Date, but subject to the last sentence of this Section, the Company and the Rights Agent, if so directed in writing by the Company may supplement or amend this Agreement, without the approval of the registered holders of the Rights (however represented), in order to: (i) cure any ambiguity; (ii) correct or supplement any term, provision or condition of this Agreement which may be defective or inconsistent with any other term, provision or condition hereof; (iii) shorten or lengthen any time period specified herein; or (iv) change or supplement one or more of the terms, provisions or conditions hereof, other than as described in (iii) above, in any manner which the Company may deem necessary or desirable and which shall not materially adversely affect, as determined by the Board, the interests of the holders (other than a Restricted Person or the transferees thereof specified in Section 2.5(c)) of the Rights (however represented); provided, however, that this Agreement may not be supplemented or amended pursuant to clause (iii) of this sentence (A) to lengthen any time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders (other than a Restricted Person or the transferees thereof specified in Section 2.5(c)) of the Rights, or (B) to lengthen any time period relating to when the Rights may be redeemed if at such time the Rights are not then redeemable. Upon the delivery of a certificate from an appropriate officer of the Company stating that the proposed supplement or amendment is in compliance with the terms of this Section, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent shall not be required to execute any supplement or amendment which affects any of the Rights Agent's rights, powers, obligations, duties or immunities under this Agreement without its consent. On and after the Distribution Date, no supplement or amendment shall be made which changes the Exercise Price, the number of one one-hundredths of a Preferred Share for which a Right is exercisable, the Redemption Price or the Final Expiration Date. Prior to the Distribution Date, the interests of the holders of the Rights shall be deemed coincident with the interests of the holders of the Common Stock of the Company."

           h. Section 5.11 of the Agreement is hereby deleted in its entirety and replaced with the following:

     "5.11 Certain Determinations and Actions by the Board. For all purposes of
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this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including the determination of the percentage of such outstanding shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i), as in effect on the date hereof, under the Exchange Act. The Board shall have the exclusive power and authority to interpret this Agreement and to exercise all rights and powers specifically granted

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to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to make all determinations deemed necessary or advisable for such administration, including, without limitation, a determination to redeem or not to redeem the Rights, to exchange or not to exchange the Rights, to declare a Person to be an Adverse Person or to supplement or amend this Agreement. All such calculations, determinations, interpretations and exercises (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons and (ii) not subject any director to any liability to the holders of the Rights or to any other Person.

           i. Section 5.13 of the Agreement is hereby deleted in its entirety and replaced with the following:

     "5.13 Severability.  If any term, provision or condition of this Agreement
           ------------
shall be held by a court of competent jurisdiction or other lawful authority to be invalid, void or unenforceable, the remaining terms, provisions, and conditions of this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated; provided, however, that if any such term, provision or condition is held by such court or authority to be invalid, void or unenforceable and the Board shall determine in good faith that severing the same from this Agreement would adversely affect the purposes or effect of this Agreement, the right of redemption set forth herein shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board."

     2.    Remaining Provisions Effective. Except as amended hereby, the
           ------------------------------
provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by their officers duly authorized so to do on the dates indicated.


                                 FISERV, INC.


                                 By: /s/ Leslie M. Muma
                                    -------------------------------------------

                                 Its:  President and Chief Executive Officer
                                       ----------------------------------------


                                 EQUISERV LIMITED PARTNERSHIP


                                 By: /s/ John H. Ruocco
                                     ------------------------------------------

                                 Its: Account Manager
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